UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2018

 PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 2, 2018, Parker Drilling Company (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock, $0.16 2/3 par value per share (the “Common Stock”), over a prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.
As required by the NYSE, the Company has notified the NYSE of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards. In general, a listed company has a period of six months following the receipt of the notice to regain compliance. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Common Stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. If the method of cure requires stockholder approval, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above such level for at least the following 30 trading days. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Common Stock.
The notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Common Stock will continue to trade on the NYSE under the symbol “PKD” but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance.”
If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; and negatively impact the Company’s ability to access equity markets and obtain financing.
The NYSE notification does not affect Parker Drilling’s business operations or its Securities and Exchange Commission reporting requirements and does not result in a default under any of the Company’s material debt agreements.

Item 7.01 Regulation FD Disclosure.
On January 5, 2018, the Company issued a press release with respect to the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
The information contained in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 5, 2018, issued by Parker Drilling Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company

Date: January 5, 2018	By:	/s/ Michael W. Sumruld
	Name:	Michael W. Sumruld
	Title:	Senior Vice President and Chief Financial Officer